SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On February 2, 2006, Microtune, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to review its financial results for the quarter and fiscal year ended December 31, 2005 during a related investors’ conference call and webcast to be held on February 2, 2006 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time. To participate in the call, interested parties may dial 210-234-0006 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call and webcast will be available through February 16, 2006 on the Company’s website or by dialing 402-220-9727.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01.   Regulation FD Disclosure.

In the Company’s conference call to be held on February 2, 2006 to discuss its fourth quarter and fiscal year ended December 31, 2005 financial results and current outlook, the Company intends to discuss:

System-in-Package or “SiP” DVB-H Tuner Strategy. Microtune has begun to implement a “system in package” or “SiP” strategy (where the tuner and demodulator are coupled in a two die single package) to address the anticipated demand by mobile phone manufacturers for greater miniaturization in mobile TV product components. In the first quarter of 2006, the Company will begin sampling a wafer level chip-scale packaged tuner. This chip-scale packaged tuner will allow for the cost-effective integration of our Mobile MicroTuner with a demodulator in a single small package.

2006 Company Goals.

•	Customer Satisfaction. Our first goal is to exceed our current customers’ expectations by continuing to deliver next generation products that enable our customers to increase the performance and functionality of their own products while simultaneously decreasing their costs. Additionally, we have the goal to increase our market share in our current cable modem and cable set top markets over the next 15 months.

•	Mobile TV. Our second goal is to obtain a production design win with 2 of the top 4 mobile TV handset manufacturers by the end of 2006, and to secure 3 significant mobile TV production design wins in the non-cell phone portion of the DVB-H market (e.g. PDA, PC, etc.) within the next 12 months.

•	Digital Television. In the North American digital TV market, we have the goal of retaining Samsung as a customer and of securing 2 more major customers by the end of 2006, with the expanded objective of adding 5 - 6 additional major digital TV customers in 2007. Our long term goal is to achieve greater than 60% market share by 2008.

•	New Products. During the next 12 months, we plan to introduce a minimum of 5 new tuner products.

•	Engineering Talent. During the next 12 - 18 months, we plan to increase our Broadband Radio Frequency (RF) engineering team by over 30%. We plan to achieve a portion of this goal by establishing a remote design center in the first half of the year.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Item 8.01.   Other Events.

On January 31, 2006, the Microtune Board of Directors approved the record date and the meeting date for the 2006 Annual Meeting of the Company’s Stockholders (the “Meeting”). The record date of the Meeting is March 15, 2006, and the Meeting is to be held on Friday, April 28, 2006 at the Richardson Hotel, 701 East Campbell Road, Richardson, Texas 75081 at 4:00 p.m. (Central Time) (or at such other location as shall be described in the Notice of Annual Meeting included in the Company’s 2006 Proxy Statement).

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit Number	Description

99.1	Press release, dated February 2, 2006, announcing the Company’s financial results for the quarter and fiscal year ended December 31, 2005.

FORWARD-LOOKING STATEMENTS

All statements in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this Current Report on Form 8-K speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp Chief Financial Officer

Date: February 2, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 2, 2006, announcing the Company’s financial results for the quarter and fiscal year ended December 31, 2005.